EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2012 QUARTERLY FINANCIAL RESULTS BY REPORTABLE BUSINESS SEGMENT

KILGORE, Texas, February 28, 2013/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its quarterly financial results for the year ended December 31, 2012 by reportable business segment.

The Partnership evaluates segment performance on the basis of operating income, which is derived by subtracting cost of products sold, operating expenses, selling, general and administrative expenses, and depreciation and amortization expense from revenues.  The following tables furnished below set forth the Partnership's operating results by segment for each quarter of the year ended December 31, 2012.

The Partnership acquired certain specialty lubricant product packaging assets from Martin Resource Management in October 2012. The acquisitions of these assets were considered a transfer of net assets between entities under common control. The acquisition of the assets was recorded at amounts based on the historical carrying value of the assets at that date, and we have retrospectively updated our quarterly segment financial information below to reflect the effects on operating results attributable to the activities of the assets as if we owned the assets from January 1, 2012 through September 30, 2012. The historical results of these assets are included in the terminalling and storage segment information below.

Additionally, the natural gas services segment information below excludes the discontinued operations our natural gas gathering assets.

Included with this press release is the Partnership's quarterly financial information for the year ended December 31, 2012 by reportable business segment. This quarterly financial information should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on March 4, 2013.

Investors' Conference Call

An investors' conference call to review the fourth quarter and fiscal year results will be held on Thursday, February 28, 2013, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 28, 2013 through 10:59 p.m. Central Time on March 7, 2013. The access code for the conference call and the audio replay is Conference ID No. 93672427. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: terminalling, storage, processing and packaging services for petroleum products and by-products;  natural gas liquids storage, marketing and distribution services and natural gas storage;  sulfur and sulfur-based products processing, manufacturing, marketing and distribution;  and marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the SEC. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars in thousands)

Terminalling and Storage Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	For the Year Ended December 31, 2012
			(In thousands)
Revenues:
Services	$21,361	$22,222	$25,066	$26,246	$94,895
Products	60,616	60,175	56,779	49,710	227,280
Total revenues	81,977	82,397	81,845	75,956	322,175

Cost of products sold	53,287	53,857	51,457	44,365	202,966
Operating expenses	14,923	15,053	15,612	17,911	63,499
Selling, general and administrative expenses	1,376	1,088	1,434	773	4,671
Depreciation and amortization	4,976	5,223	5,829	6,948	22,976
	7,415	7,176	7,513	5,959	28,063
Other operating income (loss)	20	375	—	(514)	(119)
Operating income	$7,435	$7,551	$7,513	$5,445	$27,944

Natural Gas Services Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	For the Year Ended December 31, 2012
			(In thousands)
Revenues	$172,111	$164,817	$190,738	$297,840	$825,506
Cost of products sold	167,576	163,427	186,080	286,112	803,195
Operating expenses	952	804	847	947	3,550
Selling, general and administrative expenses	597	859	786	1,994	4,236
Depreciation and amortization	143	144	149	165	601
Operating income (loss)	$2,843	$(417)	$2,876	$8,622	$13,924

NGLs Volumes (Bbls)	2,297	2,436	3,092	4,255	12,080

Sulfur Services Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	For the Year Ended December 31, 2012
			(In thousands)
Revenues:
Services	$2,926	$2,925	$2,926	$2,925	$11,702
Products	71,626	64,168	57,670	56,418	249,882
Total revenues	74,552	67,093	60,596	59,343	261,584

Cost of products sold	55,051	47,440	47,362	45,461	195,314
Operating expenses	4,193	4,614	4,357	4,240	17,404
Selling, general and administrative expenses	955	982	1,008	1,030	3,975
Depreciation and amortization	1,793	1,782	1,750	2,046	7,371
	12,560	12,275	6,119	6,566	37,520
Other operating income (loss)	(25)	3	(5)	(231)	(258)
Operating income	$12,535	$12,278	$6,114	$6,335	$37,262

Sulfur (long tons)	308.2	328.0	225.6	204.3	1,066.1
Fertilizer (long tons)	93.9	83.6	61.2	67.4	306.1
Sulfur services volumes (long tons)	402.1	411.6	286.8	271.7	1,372.2

Marine Transportation Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	For the Year Ended December 31, 2012
			(In thousands)
Revenues	$21,567	$21,466	$22,879	$22,903	$88,815
Operating expenses	18,714	16,033	18,026	17,569	70,342
Selling, general and administrative expenses	424	362	580	(800)	566
Depreciation and amortization	3,041	2,921	2,564	2,589	11,115
	(612)	2,150	1,709	3,545	6,792
Other operating loss	—	—	—	(41)	(41)
Operating income (loss)	$(612)	$2,150	$1,709	$3,504	$6,751